Exhibit 99.1

iStar Financial Inc.
1114 Avenue of the Americas
New York, NY 10036
News Release	(212) 930 - 9400

COMPANY CONTACTS	[NYSE: SFI]

David M. DiStaso	Jason Fooks
Chief Financial Officer	Investor Relations

iStar Financial Announces First Quarter 2011 Results

•                  Net income allocable to common shareholders for the first quarter 2011 was $67.4 million or $0.71 per diluted common share.

•                  Company completed new $2.95 billion senior secured credit facilities to refinance secured bank debt due in June 2011 and 2012 and repay a portion of unsecured debt.

•                  Company recorded $12.3 million of loan loss provisions and impairments for the quarter versus $95.4 million for the same period last year.

NEW YORK - April 28, 2011 - iStar Financial Inc. (NYSE: SFI) today reported results for the first quarter ended March 31, 2011.

First Quarter 2011 Results

iStar reported net income allocable to common shareholders for the first quarter of $67.4 million, or $0.71 per diluted common share, compared to a loss of ($25.4) million, or ($0.27) per diluted common share, for the first quarter 2010. Results this quarter include $106.6 million of net gains on early extinguishment of debt compared to $38.7 million recorded in the first quarter last year. In addition, the Company recorded $12.3 million of loan loss provisions and impairments, a decrease from $95.4 million for the same period last year.

Adjusted EBITDA for the first quarter was $94.9 million, compared to $173.2 million for the same period last year. The year-over-year decrease is primarily due to lower revenues from a smaller overall asset base, resulting from loan repayments and sales, as well as the sale of a portfolio of net lease assets during the second quarter of 2010. The decrease was partially offset by increased earnings from equity method investments. Please see the financial tables that follow the text of this press release for details regarding the Company’s calculation of Adjusted EBITDA.

During the first quarter, the Company generated $260.4 million of proceeds from its portfolio, primarily comprised of $213.4 million in principal repayments, $20.6 million from loan sales and $25.7 million from sales of other real estate owned (OREO) assets. Additionally, the Company funded a total of $43.9 million of investments.

Capital Markets

As previously announced, during the quarter the Company entered into a new $2.95 billion senior secured credit agreement including a $1.50 billion A-1 term loan tranche due June 28, 2013 and a $1.45 billion A-2 term loan tranche due June 30, 2014. Proceeds from the new financing were primarily used to refinance the Company’s secured bank facilities due in June 2011 and 2012 and to repay $175.0 million of the Company’s unsecured credit facility due in June 2011.

“While our focus on streamlining the portfolio and paring leverage will continue, the successful refinancing of our credit facilities means we can now also begin looking forward and taking advantage of our depth of experience and the scale of the portfolio,” said Jay Sugarman, iStar’s chairman and chief executive officer.

Additionally, as previously announced, during the quarter the Company redeemed its remaining $312.3 million principal amount of its 10% Senior Secured Notes due 2014 and recognized a gain on early extinguishment of debt of $109.0 million. The Company also repaid the remaining $107.8 million of its 5.8% senior unsecured notes due March 2011. The Company’s weighted average effective cost of debt for the quarter was 4.01%, while leverage was 2.2x at March 31, 2011, versus 2.4x at the end of the prior quarter. Please see the financial tables that follow the text of this press release for a calculation of the Company’s leverage.

Portfolio Overview

At March 31, 2011, the Company’s total portfolio had a carrying value of $8.40 billion, gross of general loan loss reserves. The portfolio was comprised of $4.41 billion of loans and other lending investments, $1.77 billion of net lease assets, $1.65 billion of owned real estate and $557.0 million of other investments.

At March 31, 2011, the Company’s $3.11 billion of performing loans and other lending investments had a weighted average last dollar loan-to-value ratio of 79.7% and a maturity of 3.4 years. The performing loans consisted of 54.7% floating rate loans that generated a weighted average effective yield for the quarter of 6.4%, or approximately 615 basis points over the average one-month LIBOR rate for the quarter, and 45.3% fixed rate loans that generated a weighted average effective yield for the quarter of 8.9%. The weighted average risk rating of the Company’s performing loans was 3.37, an improvement from 3.51 in the prior quarter. Included in the performing loan balance was $146.2 million of watch list assets, a decrease from $190.6 million in the prior quarter.

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At March 31, 2011, the Company’s non-performing loans (NPLs) had a carrying value of $1.30 billion, net of $676.5 million of specific reserves. This was a decrease from $1.35 billion, net of $667.8 million of specific reserves, at the end of the prior quarter.

At the end of the quarter, the Company’s $1.77 billion of net lease assets, net of $331.7 million of accumulated depreciation, were 89.1% leased with a weighted average remaining lease term of 12.4 years. The weighted average risk rating of the Company’s net lease assets was 2.69, an improvement from 2.72 in the prior quarter. For the quarter, the Company’s occupied net lease assets generated a weighted average effective yield of 9.6% and the total net lease assets generated a weighted average effective yield of 8.4%.

At the end of the quarter, the Company’s $1.65 billion owned real estate portfolio was comprised of $790.6 million of OREO and $862.9 million of real estate held for investment (REHI). The Company’s OREO assets are considered held for sale based on management’s current intention to market and sell the assets in the near term, while management’s current intent and strategy is to hold, operate or develop its REHI assets over a longer term. During the quarter, the Company took title to properties with a carrying value of $96.1 million. This resulted in $14.7 million of charge-offs against the Company’s reserve for loan losses on the $110.8 million gross carrying value of the loans these assets collateralized prior to foreclosure. For the quarter, the Company generated $7.5 million of revenue, incurred $17.8 million of net expenses and funded $7.0 million of capital expenditures associated with its owned real estate portfolio.

For the first quarter, the Company recorded $10.9 million in loan loss provisions versus $54.2 million in the prior quarter. At March 31, 2011, loan loss reserves totaled $804.1 million or 15.8% of total gross carrying value of loans. This compares to loan loss reserves of $814.6 million or 15.1% of total gross carrying value of loans at December 31, 2010.

Annual Meeting

The Company will host its Annual Meeting of Shareholders at The Harvard Club of New York City, located at 35 West 44th Street, New York, New York 10036 on Wednesday, June 1, 2011 at 9:00 a.m. ET. All shareholders are cordially invited to attend.

[Financial Tables to Follow]

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iStar Financial Inc. (NYSE: SFI) is a fully-integrated finance and investment company focused on the commercial real estate industry. The Company provides custom-tailored investment capital to high-end private and corporate owners of real estate and invests directly across a range of real estate sectors. The Company, which is taxed as a real estate investment trust (“REIT”), has invested more than $35 billion over the past two decades. Additional information on iStar Financial is available on the Company’s website at www.istarfinancial.com.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. ET today, April 28, 2011. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

(Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial Inc.’s expectations include the Company’s ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions, the amount and timing of asset sales (including OREO assets), increases in NPLs, repayment levels, the Company’s ability to reduce its indebtedness, the Company’s ability to maintain compliance with its debt covenants, economic conditions, the availability of liquidity for commercial real estate transactions and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.)

iStar Financial Inc.

Consolidated Statements of Operations

(In thousands)

(unaudited)

	Three Months Ended
	March 31,
	2011	2010

REVENUES

Interest income	$60,768	$116,616
Operating lease income	42,139	43,505
Other income	8,675	13,199
Total revenues	$111,582	$173,320

COSTS AND EXPENSES

Interest expense	$69,634	$87,216
Operating costs - net lease assets	4,560	3,701
Operating costs - REHI and OREO	17,788	12,778
Depreciation and amortization	15,933	15,747
General and administrative (1)	24,400	27,216
Provision for loan losses	10,881	89,469
Impairment of assets	1,490	5,921
Other expense	13,774	4,905
Total costs and expenses	$158,460	$246,953

Income (loss) from continuing operations before other items	$(46,878)	$(73,633)
Gain on early extinguishment of debt, net	106,604	38,728
Earnings from equity method investments	24,932	11,430
Income (loss) from continuing operations	$84,658	$(23,475)
Income (loss) from discontinued operations	(756)	7,333
Net income (loss)	$83,902	$(16,142)

Net (income) loss attributable to noncontrolling interests	(430)	546
Net income (loss) attributable to iStar Financial Inc.	$83,472	$(15,596)

Preferred dividends	(10,580)	(10,580)
Net (income) loss allocable to HPUs and Participating Securities (2)	(5,472)	768
Net income (loss) allocable to common shareholders	$67,420	$(25,408)

(1) For the three months ended March 31, 2011 and 2010, includes $4,155 and $4,730 of stock-based compensation expense, respectively.

(2) HPU holders are current and former Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program. Participating Security holders are Company employees and directors who hold unvested restricted stock units and common stock equivalents under the Company’s Long Term Incentive Plans.

iStar Financial Inc.

Earnings Per Share Information

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2011	2010

EPS INFORMATION FOR COMMON SHARES

Income (loss) from continuing operations attributable to iStar Financial Inc. (1)
Basic	$0.74	$(0.35)
Diluted	$0.72	$(0.35)
Net income (loss) attributable to iStar Financial Inc. (1)
Basic	$0.73	$(0.27)
Diluted	$0.71	$(0.27)
Weighted average shares outstanding
Basic	92,458	93,923
Diluted	94,609	93,923

EPS INFORMATION FOR HPU SHARES

Income (loss) from continuing operations attributable to iStar Financial Inc. (1)
Basic	$139.40	$(65.53)
Diluted	$136.47	$(65.53)
Net income (loss) attributable to iStar Financial Inc. (1) (2)
Basic	$138.00	$(51.20)
Diluted	$135.07	$(51.20)
Weighted average shares outstanding
Basic and Diluted	15	15

(1) Excludes preferred dividends and net (income) loss from noncontrolling interests. For the three months ended March 31, 2011, also excludes income from continuing operations allocable to Participating Security holders of $3,438 and $3,366 on a basic and dilutive basis, respectively, and net income allocable to Participating Security holders of $3,402 and $3,331, on a basic and dilutive basis, respectively.

(2) For the three months ended March 31, 2011, net income allocable to HPU holders was $2,070 and $2,026, on a basic and dilutive basis, respectively. For the three months ended March 31, 2010, net income (loss) allocable to HPU holders was ($768) on both a basic and dilutive basis.

iStar Financial Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of	As of
	March 31, 2011	December 31, 2010

ASSETS

Loans and other lending investments, net	$4,314,170	$4,587,352
Net lease assets, net	1,774,989	1,784,509
Real estate held for investment, net	862,930	833,060
Other real estate owned	790,643	746,081
Other investments	556,966	532,358
Cash and cash equivalents	318,426	504,865
Restricted cash	61,116	13,784
Accrued interest and operating lease income receivable, net	22,619	24,408
Deferred operating lease income receivable	65,173	62,569
Deferred expenses and other assets, net	119,531	85,528
Total assets	$8,886,563	$9,174,514

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$172,709	$134,422

Debt obligations, net:
Unsecured senior notes	3,160,996	3,265,845
Secured credit facilities	2,913,739	—
Unsecured credit facilities	574,282	745,224
Secured term loans	192,233	1,861,314
Other debt obligations	98,160	98,150
Secured notes	—	421,837
Secured revolving credit facilities	—	953,063
Total debt obligations, net	$6,939,410	$7,345,433

Total liabilities	$7,112,119	$7,479,855

Total iStar Financial Inc. shareholders’ equity	1,726,713	1,648,135
Noncontrolling interests	47,731	46,524
Total equity	$1,774,444	$1,694,659

Total liabilities and equity	$8,886,563	$9,174,514

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

	Three Months Ended
	March 31,
	2011	2010
ADJUSTED EBITDA (1)

Reconciliation of Net Income to Adjusted EBITDA
Net income	$83,902	$(16,142)
Add: Interest expense	69,634	103,265
Add: Income taxes	11,052	1,042
Add: Depreciation and amortization	15,726	21,753
Add: Joint venture depreciation and amortization	4,688	1,883
Add: Provision for loan losses	10,881	89,469
Add: Impairment of assets	1,464	5,942
Add: Stock-based compensation expense	4,155	4,730
Add: Loss (gain) on early extinguishment of debt, net	(106,604)	(38,728)
Adjusted EBITDA	$94,898	$173,214

	Three Months Ended
	March 31, 2011
Interest Coverage
Adjusted EBITDA (D)		$94,898
Interest expense and preferred dividends (E)	80,214
Adjusted EBITDA / Interest Expense and Preferred Dividends (D) / (E)	1.2x

(1) Adjusted EBITDA should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. Adjusted EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating Adjusted EBITDA may differ from the calculations of similarly-titled measures by other companies. Impairment of assets excludes adjustments from discontinued operations of ($26) for the three months ended March 31, 2011. Interest expense, depreciation and amortization and impairment of assets excludes adjustments from discontinued operations of $16,049, $6,245 and $21, respectively, for the three months ended March 31, 2010.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

Three Months Ended
March 31, 2011
OPERATING STATISTICS

Return on Average Common Book Equity
Average total book equity	$1,687,424
Less: Average book value of preferred equity	(506,176)
Average common book equity (A)	$1,181,248

Net income allocable to common shareholders, HPU holders and Participating Security holders	$72,892
Annualized (B)	$291,568
Return on Average Common Book Equity (B) / (A)	24.7%

Expense Ratio
General and administrative expenses - annualized (C)	$97,600
Average total assets (D)	$9,030,539
Expense Ratio (C) / (D)	1.1%

Leverage
Book debt, net of unrestricted cash and cash equivalents (A)	$6,620,984
Sum of book equity, accumulated depreciation and loan loss reserves (1) (B)	$2,953,944
Leverage (A) / (B)	2.2x

(1) Calculations include $375,430 of accumulated depreciation, $97,300 of general loan loss reserves and $706,770 of specific loan loss reserves, as stated.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

As of
March 31, 2011
UNFUNDED COMMITMENTS

Performance-based commitments	$128,370
Discretionary fundings	157,218
Strategic investments	37,102
Total Unfunded Commitments	$322,690

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (A)	$5,816,459
Unsecured debt (B)	$3,864,592
Unencumbered Assets / Unsecured Debt (A) / (B)	1.5x

LOANS AND OTHER LENDING INVESTMENTS CREDIT STATISTICS

	As of
	March 31, 2011		December 31, 2010
Carrying value of NPLs /
As a percentage of total carrying value of loans	$1,304,836	30.4%	$1,351,410	29.6%

NPL asset specific reserves for loan losses /
As a percentage of gross carrying value of NPLs (1)	$676,543	34.1%	$667,779	33.1%

Total reserve for loan losses /
As a percentage of total gross carrying value of loans (1)	$804,070	15.8%	$814,625	15.1%

(1) Gross carrying value represents iStar’s carrying value of loans, gross of loan loss reserves.

iStar Financial Inc.

Supplemental Information

(In millions)

(unaudited)

PORTFOLIO STATISTICS AS OF MARCH 31, 2011 (1)

Asset Type	Total	% of Total
First Mortgages / Senior Loans	$3,829	45.6%
Net Lease Assets	1,775	21.2%
Real Estate Held for Investment	863	10.3%
Other Real Estate Owned	791	9.4%
Mezzanine / Subordinated Debt	582	6.9%
Other Investments	557	6.6%
Total	$8,397	100.0%

Geography	Total	% of Total
West	$1,911	22.8%
Northeast	1,708	20.3%
Southeast	1,236	14.7%
Various	873	10.4%
Southwest	801	9.5%
Mid-Atlantic	763	9.1%
Central	434	5.2%
International	356	4.2%
Northwest	315	3.8%
Total	$8,397	100.0%

Property Type	Performing Loans & Other	Net Lease Assets	NPLs	REHI	OREO	Total	% of Total
Apartment / Residential	$918	$—	$519	$11	$528	$1,976	23.6%
Land	336	56	268	669	108	1,437	17.1%
Retail	584	161	198	48	44	1,035	12.3%
Office	215	441	52	17	17	742	8.8%
Industrial / R&D (2)	113	503	21	50	6	693	8.3%
Entertainment / Leisure	159	431	78	—	1	669	8.0%
Hotel	352	131	75	43	15	616	7.3%
Mixed Use / Mixed Collateral	241	32	94	25	72	464	5.5%
Other (3)	745	20	—	—	—	765	9.1%
Total	$3,663	$1,775	$1,305	$863	$791	$8,397	100.0%

(1) Based on carrying value of the Company’s total investment portfolio, gross of general loan loss reserves.

(2) Performing loans and other includes $16 million of other investments.

(3) Performing loans and other includes $541 million of other investments.

-end-